Exhibit 10.28

AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 29, 2004, is entered into between and among, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent” and together with the Lenders, collectively, the “Lender Group”), SILICON GRAPHICS, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower,” and individually and collectively, jointly and severally, as “Borrowers”), in light of the following:

WITNESSETH

WHEREAS, Borrowers and the Lender Group are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent (i) modify the capital expenditure covenant to exclude certain reimbursable tenant improvement expenses; (ii) revise concentration limits for certain account debtors, (iii) modify eligibility criteria of Eligible Canadian Accounts to include all Canadian account debtors, and (iv) amend the Loan Agreement to reflect the new headquarters of Parent; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.                                      DEFINITIONS.  Capitalized terms, which are used in this Amendment but not defined herein, shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.                                      AMENDMENTS TO LOAN AGREEMENT.

(a)                                  Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definition in its entirety, as the case may be:

“‘Eligible Canadian Accounts’ means those Accounts created by a Borrower in the ordinary course of its business as to which the following is applicable: such Account does not qualify as an Eligible Domestic Account solely because the Account Debtor with respect to such Account maintains its chief executive office in Canada rather than in the

United States or is organized under the laws of Canada or a political subdivision thereof rather than under the laws of the United States or any state thereof.”

“‘Eligible Domestic Accounts’ means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers.  Eligible Accounts shall not include the following:

(a)                                  Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

(b)                                 Accounts owed by an Account Debtor (or any Person known by any Borrower to be an Affiliate of such Account Debtor) where 50% or more of all Accounts owed by that Account Debtor (or any such Affiliate) are deemed ineligible under clause (a) above,

(c)                                  Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower (other than any Person that:  (A) is not an Affiliate or employee of any Borrower and (B) has entered into a written distribution agreement with any Borrower),

(d)                                 Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)                                  Accounts that are not payable in Dollars,

(f)                                    Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lenders,

(g)                                 Accounts that arise out of the rendition of services by any Person,

(h)                                 Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

(i)                                     Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, if Accounts with respect to which the Account Debtor is (x) General Electric Corporation exceed 35% (or such other percentage as Agent may determine in its sole discretion) of all Eligible Accounts in the aggregate, to the extent of the obligations owing by such Account Debtor in excess of such percentage, (y) Northrop Grumman, NEC Corporation, General Services Administration, Raytheon Company or Lockheed Martin exceed 20% (or such other percentage as Agent may determine in its sole discretion) of all Eligible Accounts in the aggregate, to the extent of the obligations owing by such Account Debtor in excess of such percentage, or (z) BAE Systems or Maryland Procurement exceed 15% (or such other percentage as Agent may determine in its sole discretion) of all Eligible Accounts in the aggregate, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

(j)                                     Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)                                  Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

(l)                                     Accounts, the collection of which, Agent, in its Permitted Discretion, has notified Administrative Borrower that Agent believes to be doubtful by reason of the Account Debtor’s financial condition,

(m)                               Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(n)                                 Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(o)                                 Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, or

(p)                                 Accounts for which the applicable Borrower has executory performance obligations or which have acceptance criteria, until such time as such performance obligations or acceptance criteria have been completed, accepted or waived, as applicable.”

(b)                                 The parties confirm that, effective as of April 11, 2003, Section 1.1 of the Loan Agreement is amended by restating the following in its entirety:

“‘Accounts’ means all of Borrowers’ now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the Code), and any and all supporting obligations in respect thereof, and as for which the Account Debtor obligated thereon maintains its chief executive office in the United States or Canada or is organized under the laws of the United States or any state thereof or under the laws of Canada or any political subdivision thereof.”

(c)                                  Schedule 5.7 of the Loan Agreement is hereby amended and restated in its entirety as attached hereto as Schedule 5.7.

(d)                                 Section 7.20(c) of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

“Maximum Capital Expenditures.  Make capital expenditures in excess of $10,000,000 in any fiscal quarter, excluding reimbursable tenant improvement expenses incurred solely in connection with the relocation of Parent’s executive offices to 1400 and 1500 Crittenden Lane, Mountain View, CA 94043.”

(e)                                  Section 12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“12.                         NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

Administrative Borrower:	Silicon Graphics, Inc.
1500 Crittenden Lane
Mountain View, California 94043
Attn: Jean Furter, Vice President and Treasurer
Fax No.: (650) 933-0415
Email address: jean@sgi.com

with copies to:	Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Attn: Sally Brammell, Esq.
Fax No.: (650) 752-2111
Email address: brammell@dpw.com

and copies to:	Silicon Graphics, Inc.
1500 Crittenden Lane
Mountain View, California 94043
Attn: Barry Weinert, Esq., Associate General Counsel
Fax No.: (650) 933-0651
Email address: barryw@sgi.com

If to Lenders:	c/o Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager
Fax No.: (310) 478-9788

with copies to:	Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars
7th Floor
Los Angeles, California 90067
Attn: Joel J. Berman, Esq.
Fax: (310) 203-0567
Email address: jjb@jmbm.com

Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.  Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.”

(f)                                    Exhibit C-1 of the Loan Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit C-1.

3.                                      ACKNOWLEDGMENT OF PERMITTED DISPOSITION.  Agent hereby acknowledges that the sale of Borrowers’ Alias graphics software business pursuant to that Purchase Agreement, dated as of April 14, 2004, by and among Parent, Accel-KKR Company, LLC and the other parties thereto (the “Alias Transaction”) is a Permitted Disposition in accordance with that certain letter, dated April 12, 2001, by Borrower, a copy of which is attached hereto as Exhibit A.  Agent agrees that its security interest in those assets which are sold pursuant to the Alias Transaction will automatically be released upon the consummation of the Alias Transaction and authorizes Borrowers to file any and all UCC-3 Financing Statement Amendments, and other similar statements or documents, required or advisable to evidence such release; provided, however, that prior to making any such filings Borrowers shall provide to Agent (i) the final closing statement for the Alias Transaction, (ii) copies of any and all UCC-3 Financing Statement Amendments, and (iii) notice of the closing of the Alias Transaction, each in form and substance satisfactory to Agent in its sole discretion.

4.                                      CONDITIONS PRECEDENT TO THIS AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)                                  The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                 No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(c)                                  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or the Lender Group.

5.                                      CONSTRUCTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

6.                                      ENTIRE AMENDMENT; EFFECT OF AMENDMENT.  This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.                                      COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.                                      MISCELLANEOUS.

(a)                                  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b)                                 Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By:	/s/ Thomas P. Shughrue
Name:	Thomas P. Shughrue
Title:	Vice President

SILICON GRAPHICS, INC.,
a Delaware corporation

By:	/s/ Jean Furter
Name:	Jean Furter
Title:	Vice President & Treasurer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:	/s/ Jeff Zellmer
Name:	Jeff Zellmer
Title:	Vice President